Exhibit 10.5

The contract of sale

Contract Number

Signing date:

Supplier (A) : Shanghai Qige Power Technology Co., LTD.

Party (B) :

I. through negotiation, party a and party b enter into the following contract :(the following table is the price of RMB including tax)

No.	Product Name	Specification Model	Unit	Quantity	Unit price (tax included)	Amount (tax included)	Delivery date	Remarks
1	The controller	EC-05Z0015N-M-HC	台	10	220	2200	Within a week of receipt
The amount of (capital)	Total:	Two thousand two hundred

II. Quality Standards: Party A’s quality standards shall be met. All functions are subject to the product installation manual delivered with the package.

III. Product warranty period (within 12 months from the date of spontaneous delivery)

IV. Invoice: Invoice shall be issued if there is no quality problem feedback within five days after receiving and inspecting the goods. If you do not receive the invoice or have any objection to the invoice content within one month after the acceptance of the goods, please confirm with Party A in time.

V. Delivery time: see the delivery date column. Delivery method: Party A shall send the goods to the receiving address designated by Party B by consignment.

The freight shall be borne by Party A and the delivery place shall be designated by Party B. The risk of damage and loss of the goods shall be transferred after Party B signs and receives the goods. If Party B fails to collect the goods in violation of the agreement, the risk of damage and loss of the goods shall be borne by Party B from the date of the breach.

VI. Product acceptance inspection: Party B shall, upon receipt of the goods, timely check and confirm the packaging, appearance, model, quantity and quality of the goods. If Party B fails to raise any objection in writing to Party A within five days, it shall be deemed to have passed the inspection.

Vii. Terms of payment: Delivery upon payment.

Viii. This Contract is made in duplicate, with each party holding one copy. The contract shall come into force only after it is signed and sealed by both parties. The copy of fax shall have the same legal effect.

Ix. Any dispute arising from the contract or the performance of the Contract shall be settled by both parties through negotiation. If negotiation fails, both parties may file a lawsuit to the people’s court in the place where the supplier is located for settlement.

Party A

Company Name: Shanghai Qige Power Technology Co., LTD

Address: Room 104, floor 1, Building B, Building 1, No. 3500 xiupu Road, Pudong New Area, Shanghai

Telephone: 021-58070918

Fax: 021-58070918

Bank: Bank of China, Shanghai Xiuyan Road Sub-branch

Account number:

Party B

Company Name:

Company address:

Telephone:

Contact person:

Bank name:

Account number: